Exhibit 99.1

ATN Reports Third Quarter 2025 Results

Third Quarter 2025 vs. Third Quarter 2024 Financial Highlights

●	Expanded high-speed broadband homes passed by 8%
●	Grew total high-speed subscribers by 1%
●	Third quarter revenues increased 3% to $183.2 million
●	Third quarter operating income increased to $9.8 million
●	Third quarter net income was $4.3 million, or $0.18 per diluted share
●	Third quarter Adjusted EBITDA[1] increased 9% to $49.9 million
●	Net cash provided by operating activities for the year-to-date period was $97.7 million
●	Capital expenditures for the year-to-date period were $60.9 million (net of $67.3 million reimbursable expenditures)
●	Net Debt Ratio[3] was 2.47x on September 30, 2025

Refines 2025 Adjusted EBITDA Outlook, and Reaffirms Revenue, Capital Expenditure, and Net Debt Ratio Expectations

●	Revenue, excluding construction revenue, is expected to be in line with last year’s result of $725 million
●	Adjusted EBITDA[2] is expected to be flat to slightly above last year’s result of $184 million
●	Capital expenditures are expected to be in the range of $90 to $100 million (net of reimbursable expenditures)
●	Net Debt Ratio[4] is expected to remain flat with full year 2024 at approximately 2.54x, with potential for slight improvement exiting 2025

Earnings Conference Call

Thursday, November 6, 2025, at 10:00 a.m. ET; web participant link: https://edge.media-server.com/mmc/p/fzhn433w

1 See Table 5 for reconciliations of Operating Income to EBITDA and Operating Income to Adjusted EBITDA, non-GAAP measures.

2 For the Company’s Adjusted EBITDA guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA.

3 Please see “Use of Non-GAAP Financial Measures” below for a full definition of Net Debt Ratio.

4 For the Company’s Net Debt Ratio guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full definition of Net Debt Ratio.

Beverly, MA (November 5, 2025) – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the third quarter ended September 30, 2025.

Remarks by Brad Martin, ATN Chief Executive Officer

"Our third quarter results were in line with our expectations and demonstrated steady progress in executing our business transition plan and maintaining disciplined operational focus. We've been building positive momentum throughout the year, reflected in our year-over-year revenue and Adjusted EBITDA growth. Internationally, our network investments are driving growth in high-speed data and mobile data subscribers, and our focus on operational efficiency is expanding margins and strengthening cash flow. In the U.S., we’re seeing tangible benefits from our investments in carrier and enterprise solutions, with new site activations from our carrier-managed services efforts and momentum in our fiber-fed deployments.

We’re doing what we said we would do - methodically strengthening our operational foundation, improving our cost structure and margins, and positioning the business for sustainable growth as we move toward 2026."

Third Quarter 2025 Financial Results

Consolidated revenues were $183.2 million in the third quarter, up 3% versus $178.5 million in the year-ago quarter. This increase primarily reflects growth in fixed, carrier services, other, and construction revenue during the quarter that offset a year-over-year decline in mobility revenues.

Operating income was $9.8 million in the third quarter versus a loss of $(38.4) million in the year-ago quarter. The year-ago quarter included a $35.3 million goodwill impairment charge. A $5.1 million reduction in depreciation and amortization expenses, a $3.3 million reduction in transaction-related charges, and a $1.1 million reduction in the cost of services resulting from structural cost containment efforts, also contributed to the improvement.

Net Income attributable to ATN stockholders in the third quarter of 2025 was $4.3 million, or $0.18 per diluted share, versus a net loss of $(32.7) million, or $(2.26) per diluted share, in the year-ago quarter.

Adjusted EBITDA1 was $49.9 million in the third quarter of 2025, up 9% from $45.7 million in the year-ago quarter.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended September 30, 2025 and 2024

	2025	2024	2025	2024	2025	2024	2025	2024
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$95,143	$94,281	$88,022	$84,170	$-	$-	$183,165	$178,451
Mobility	26,696	26,809	9	706	-	-	26,705	27,515
Fixed	61,377	61,759	53,099	51,015	-	-	114,476	112,774
Carrier Services	3,334	3,272	30,739	29,430	-	-	34,073	32,702
Construction	-	-	1,115	203	-	-	1,115	203
All other	3,736	2,441	3,060	2,816	-	-	6,796	5,257

Operating Income (Loss)	$18,091	$12,853	$382	$(44,333)	$(8,643)	$(6,878)	$9,830	$(38,358)
EBITDA **	$32,527	$31,518	$19,243	$(23,912)	$(7,789)	$(6,674)	$43,981	$932
Adjusted EBITDA **	$33,261	$32,248	$21,155	$17,692	$(4,479)	$(4,270)	$49,937	$45,670
Capital Expenditures***	$9,971	$10,489	$8,939	$13,070	$-	$282	$18,910	$23,841

For Nine Months Ended September 30, 2025 and 2024

	2025	2024	2025	2024	2025	2024	2025	2024
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$284,533	$282,697	$259,226	$265,830	$-	$-	$543,759	$548,527
Mobility	79,060	79,657	64	2,312	-	-	79,124	81,969
Fixed	184,491	185,295	156,110	161,392	-	-	340,601	346,687
Carrier Services	10,660	10,481	89,771	89,539	-	-	100,431	100,020
Construction	-	-	4,377	2,609	-	-	4,377	2,609
All other	10,322	7,264	8,904	9,978	-	-	19,226	17,242

Operating Income (Loss)	$49,061	$56,944	$(7,566)	$(42,852)	$(28,765)	$(23,559)	$12,730	$(9,467)
EBITDA **	$94,530	$108,512	$49,378	$18,361	$(26,187)	$(23,229)	$117,721	$103,644
Adjusted EBITDA **	$98,925	$94,808	$56,930	$60,313	$(15,788)	$(17,260)	$140,067	$137,861
Capital Expenditures***	$30,241	$39,440	$30,684	$44,371	$-	$1,860	$60,925	$85,671

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

** EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see their definitions in the “Use of Non-GAAP Financial Measures and Definitions of Terms” and in Table 5.

***Excludes government capital program amounts disbursed and amounts received.

Operating Metrics

Operating Metrics
	2025	2025	2025	2024	2024	Q2 2025
	Q3	Q2	Q1	Q4	Q3	vs. Q2 2024
High-Speed Data* Broadband Homes Passed	432,500	427,500	427,300	426,100	399,500	8%
High-Speed Data* Broadband Customers	142,500	141,900	141,300	140,800	141,100	1%

Broadband Homes Passed	813,500	803,400	801,500	800,900	798,400	2%
Broadband Customers	197,200	200,300	199,800	203,200	205,900	-4%

Fiber Route Miles	12,062	11,957	11,944	11,921	11,901	1%

International Mobile Subscribers
Pre-Paid	332,200	332,300	332,300	329,300	336,400	-1%
Post-Paid	61,200	60,200	59,600	59,500	58,700	4%
Total	393,400	392,500	391,900	388,800	395,100	0%

Blended Churn	3.19%	3.09%	3.32%	3.51%	3.47%

*High-Speed Data is defined as download speeds 100 Mbps or greater and HSD Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents, and restricted cash as of September 30, 2025, increased to $119.6 million, and total debt was $579.6 million, versus $89.2 million of cash, cash equivalents, and restricted cash and $557.4 million of total debt as of December 31, 2024. The Company’s Net Debt Ratio3 was 2.47x on September 30, 2025.

Net cash provided by operating activities increased to $97.7 million for the nine months ended September 30, 2025, compared with net cash provided by operating activities of $97.4 million in the prior-year period.

Capital expenditures for the nine months ended September 30, 2025 were $60.9 million net of $67.3 million of reimbursable capital expenditures compared to $85.7 million net of $71.8 million of reimbursable capital expenditures in the prior-year period.

Quarterly Dividends and Share Repurchases

Quarterly dividends of $0.275 per share were paid on October 7, 2025, on all common shares outstanding to stockholders of record as of September 30, 2025.

Share repurchases In the quarter ended September 30, 2025, the Company did not repurchase any shares.

2025 Business Outlook

"As we enter the final quarter of the year, we're encouraged by the steady momentum across our business segments and remain focused on disciplined execution of our strategic roadmap”, said Martin. “We're seeing revenue growth in our domestic operations, led by the expansion of carrier-managed services and targeted enterprise sales execution, which reinforces our confidence in the strategic direction we've set. Internationally, we’re beginning to see stabilization in mobility trends and improving operational metrics in our core markets.

“Our operational efficiency initiatives continue to generate measurable results, with disciplined cost management and optimized capital allocation keeping us well-positioned to deliver on our full-year objectives. With three quarters of solid execution behind us, we are refining our Adjusted EBITDA outlook and reaffirming our guidance for revenue, capital expenditure, and Net Debt Ratio. We remain confident in our ability to generate sustainable, long-term value creation for our shareholders."

ATN refines its Full Year 2025 Adjusted EBITDA expectations while maintaining its outlook for revenue, capital expenditures, and Net Debt Ratio:

●	Revenue, excluding construction revenue, is expected to be in line with 2024’s result of $725 million

●	Adjusted EBITDA[2] is expected to be flat to slightly above 2024’s result of $184 million (previously guided to be flat with 2024)

●	Capital expenditures are expected to be in the range of $90 to $100 million (net of reimbursable expenditures), down from the full year 2024 total of $110.4 million

●	Net Debt Ratio[4] is expected to remain flat with full year 2024 at approximately 2.54x, with potential for slight improvement exiting 2025

For the Company’s full year 2025 outlook for Adjusted EBITDA and Net Debt Ratio, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA and Net Debt Ratio.

Conference Call Information

Call Date: Thursday, November 6, 2025
Call Time: 10:00 a.m. ET
Webcast Link:  https://edge.media-server.com/mmc/p/fzhn433w

Live Call Participant Link:  https://register-conf.media-server.com/register/BId3ad9fa5ec044f7185e5b34d69cb6790

Webcast Link Instructions

You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring and reorganization expenses, one-time impairment or special charges, the gain (loss) on dispositions, transfers and contingent consideration, and non-cash stock-based compensation.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP and should be used supplementally to the Company’s GAAP financial results. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business. Additionally, these non-GAAP financial measures may not be calculated in the same manner as similar measures presented by other companies.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, its future revenues, operating income, cash flows, network and operating costs, Adjusted EBITDA, Net Debt Ratio, and capital investments; the Company’s liquidity; receipt of certain government grants and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and average revenue per user; (2) government regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (3) the timeliness and availability of government program funding, permitting, and approvals during the ongoing U.S. government shutdown; (4) the impact (if any) of geopolitical instability and U.S. military presence in the Caribbean; (5) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (6) the Company’s reliance on a limited number of key suppliers and vendors for timely and cost-effective supply of equipment and services relating to the Company’s network infrastructure; (7) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (8) the Company’s ability to realize expansion plans for its fiber markets; (9) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (10) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (11) the Company’s continued access to capital and credit markets on terms it deems favorable; (12) the Company’s ability to successfully grow its US Telecom businesses through carrier mobility and broadband and consumer-based broadband services; (13) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (14) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (15) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (16) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2025, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by applicable law.

Contact

Michele Satrowsky	Adam Rogers
Corporate Treasurer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors,Inc.
IR@atni.com	ATNI@investorrelations.com
978-619-1300

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	September 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$106,163	$73,393
Restricted cash	13,477	15,851
Customer receivable	9,135	7,986
Other current assets	198,393	211,931
Total current assets	327,168	309,161

Property, plant and equipment, net	997,478	1,040,193
Operating lease right-of-use assets	101,720	99,427
Customer receivable - long term	36,735	41,030
Goodwill and other intangible assets, net	118,911	130,144
Other assets	116,669	107,148
Total assets	$1,698,681	$1,727,103

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$9,851	$8,226
Current portion of customer receivable credit facility	8,322	8,031
Taxes payable	13,753	8,234
Current portion of lease liabilities	15,478	16,188
Other current liabilities	212,331	226,635
Total current liabilities	259,735	267,314

Long-term debt, net of current portion	$569,755	$549,130
Customer receivable credit facility, net of current portion	29,876	36,203
Lease liabilities	78,509	77,469
Other long-term liabilities	112,872	125,233
Total liabilities	1,050,747	1,055,349

Redeemable non-controlling interests	84,328	76,303

Stockholders' equity:
Total ATN International,Inc.’s stockholders’ equity	452,306	489,493
Non-controlling interests	111,300	105,958
Total stockholders' equity	563,606	595,451
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,698,681	$1,727,103

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended,		Nine Months Ended,
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Communications services	$177,752	$174,422	$526,657	$533,055
Construction	1,115	203	4,377	2,609
Other	4,298	3,826	12,726	12,863
Total revenue	183,165	178,451	543,760	548,527

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	77,850	78,973	233,239	235,499
Cost of construction revenue	1,086	205	4,770	2,588
Selling, general and administrative	54,293	53,601	165,684	172,580
Stock-based compensation	1,966	1,831	6,556	6,521
Transaction-related charges	444	3,791	2,072	3,809
Restructuring and reorganization expenses	1,990	2,345	8,727	3,535
Depreciation	32,938	37,299	101,327	107,196
Amortization of intangibles from acquisitions	1,212	1,991	3,664	5,916
(Gain) loss on dispositions, transfers and contingent consideration	1,556	1,504	4,991	(14,919)
Goodwill impairment	-	35,269	-	35,269
Total operating expenses	173,335	216,809	531,030	557,994

Operating income (loss)	9,830	(38,358)	12,730	(9,467)

Other income (expense):
Interest expense, net	(11,471)	(12,483)	(35,827)	(35,753)
Other income (expense)	522	(645)	(2,637)	(1,052)
Other income (expense), net	(10,949)	(13,128)	(38,464)	(36,805)

Loss before income taxes	(1,119)	(51,486)	(25,734)	(46,272)
Income tax benefit	(5,052)	(12,035)	(9,019)	(10,213)

Net income (loss)	3,933	(39,451)	(16,715)	(36,059)

Net loss attributable to non-controlling interests, net	410	6,760	5,104	6,059

Net income (loss) attributable to ATN International,Inc. stockholders	$4,343	$(32,691)	$(11,611)	$(30,000)

Net income (loss) per weighted average share attributable to ATN International,Inc. stockholders:

Basic	$0.18	$(2.26)	$(1.06)	$(2.24)

Diluted	$0.18	$(2.26)	$(1.06)	$(2.24)

Weighted average common shares outstanding:
Basic	15,257	15,114	15,204	15,268
Diluted	15,267	15,114	15,204	15,268

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Nine Months Ended September 30,
	2025	2024
Net loss	$(16,715)	$(36,059)
Depreciation	101,327	107,196
Amortization of intangibles from acquisitions	3,664	5,916
Provision for doubtful accounts	6,495	4,209
Amortization of debt discount and debt issuance costs	2,154	1,915
(Gain) loss on dispositions, transfers and contingent consideration	4,991	(14,919)
Stock-based compensation	6,556	6,521
Deferred income taxes	(12,767)	(14,409)
(Gain) loss on equity investments	(246)	(484)
Loss on extinguishment of debt	-	760
Goodwill impairment	-	35,269
Decrease in customer receivable	3,146	3,076
Change in prepaid and accrued income taxes	5,326	(3,164)
Change in other operating assets and liabilities	(6,242)	1,599

Net cash provided by operating activities	97,689	97,426

Capital expenditures	(60,925)	(85,672)
Government capital programs:
Amounts disbursed	(67,303)	(71,849)
Amounts received	61,146	72,531
Net proceeds from sale of assets	261	17,910
Purchases and sales of strategic investments	-	790
Purchases and sales of employee benefit plan investments	685	505
Purchases of spectrum licenses and other intangible assets	-	(573)

Net cash used in investing activities	(66,136)	(66,358)

Dividends paid on common stock	(11,475)	(11,047)
Distributions to non-controlling interests	(1,404)	(2,226)
Finance lease payments	(1,260)	(1,357)
Term loan - borrowings	-	300,000
Term loan - repayments	(5,795)	(239,430)
Payment of debt issuance costs	(285)	(6,548)
Revolving credit facilities – borrowings	83,500	90,000
Revolving credit facilities – repayments	(57,500)	(94,002)
Proceeds from customer receivable credit facility	-	5,740
Repayment of customer receivable credit facility	(6,123)	(5,669)
Purchases of common stock - stock-based compensation	(770)	(1,932)
Purchases of common stock - share repurchase plan	-	(10,000)
Purchases of noncontrolling interests	(45)	-

Net cash (used in) provided by financing activities	(1,157)	23,529

Net change in total cash, cash equivalents and restricted cash	30,396	54,597

Total cash, cash equivalents and restricted cash, beginning of period	89,244	62,167

Total cash, cash equivalents and restricted cash, end of period	$119,640	$116,764

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended September 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$5,172	$9	$-	$5,181
Consumer	21,524	-	-	21,524
Total	$26,696	$9	$-	$26,705

Fixed
Business	$18,663	$29,956	$-	$48,619
Consumer	42,714	23,143	-	65,857
Total	$61,377	$53,099	$-	$114,476

Carrier Services	$3,334	$30,739	$-	$34,073
Other	2,358	140	-	2,498

Total Communications Services	$93,765	$83,987	$-	$177,752

Construction	$-	$1,115	$-	$1,115

Managed services	$1,378	$2,920	$-	$4,298
Total Other	$1,378	$2,920	$-	$4,298

Total Revenue	$95,143	$88,022	$-	$183,165

Depreciation	$14,198	$17,886	$854	$32,938
Amortization of intangibles from acquisitions	$238	$975	$-	$1,213
Total operating expenses	$77,052	$87,640	$8,643	$173,335
Operating income (loss)	$18,091	$382	$(8,643)	$9,830
Net (income) loss attributable to non-controlling interests	$(2,824)	$3,234	$-	$410

Non GAAP measures:
EBITDA (2)	$32,527	$19,243	$(7,789)	$43,981
Adjusted EBITDA (1)	$33,261	$21,155	$(4,479)	$49,937

Balance Sheet Data (at September 30, 2025):
Cash, cash equivalents and restricted cash	$70,619	$44,066	$4,955	$119,640
Total current assets	169,112	144,433	13,623	327,168
Fixed assets, net	450,779	540,114	6,585	997,478
Total assets	701,370	894,052	103,259	1,698,681
Total current liabilities	98,708	118,428	42,599	259,735
Total debt, including current portion	59,926	324,579	195,102	579,607

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$5,007	$68	$-	$5,075
Consumer	21,802	638	-	22,440
Total	$26,809	$706	$-	$27,515

Fixed
Business	$18,692	$29,575	$-	$48,267
Consumer	43,067	21,440	-	64,507
Total	$61,759	$51,015	$-	$112,774

Carrier Services	$3,272	$29,430	$-	$32,702
Other	1,175	255	-	1,430

Total Communications Services	$93,015	$81,406	$-	$174,421

Construction	$-	$203	$-	$203

Managed services	$1,266	$2,561	$-	$3,827

Total Other	$1,266	$2,561	$-	$3,827

Total Revenue	$94,281	$84,170	$-	$178,451

Depreciation	$18,414	$18,681	$204	$37,299
Amortization of intangibles from acquisitions	$251	$1,740	$-	$1,991
Total operating expenses	$81,428	$128,503	$6,878	$216,809
Operating income (loss)	$12,853	$(44,333)	$(6,878)	$(38,358)
Net (income) loss attributable to non-controlling interests	$(1,893)	$8,652	$-	$6,759

Non GAAP measures:
EBITDA (2)	$31,518	$(23,912)	$(6,674)	$932
Adjusted EBITDA (1)	$32,248	$17,692	$(4,270)	$45,670

Balance Sheet Data (at December 31, 2024):
Cash, cash equivalents and restricted cash	$35,231	$51,604	$2,408	$89,243
Total current assets	129,866	168,754	10,541	309,161
Fixed assets, net	466,861	565,625	7,707	1,040,193
Total assets	675,642	957,914	93,547	1,727,103
Total current liabilities	85,588	147,490	34,236	267,314
Total debt, including current portion	59,850	316,242	181,264	557,356

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the nine months ended September 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$14,879	$64	$-	$14,943
Consumer	64,181	-	-	64,181
Total	$79,060	$64	$-	$79,124

Fixed
Business	$55,572	$88,054	$-	$143,626
Consumer	128,919	68,056	-	196,975
Total	$184,491	$156,110	$-	$340,601

Carrier Services	$10,660	$89,771	$-	$100,431
Other	6,186	314	-	6,500

Total Communications Services	$280,397	$246,259	$-	$526,656

Construction	$-	$4,377	$-	$4,377

Managed services	$4,136	$8,590	$-	$12,726
Total Other	$4,136	$8,590	$-	$12,726

Total Revenue	$284,533	$259,226	$-	$543,759

Depreciation	$44,729	$54,020	$2,578	$101,327
Amortization of intangibles from acquisitions	$740	$2,924	$-	$3,664
Total operating expenses	$235,472	$266,792	$28,765	$531,029
Operating income (loss)	$49,061	$(7,566)	$(28,765)	$12,730
Net (income) loss attributable to non-controlling interests	$(6,606)	$11,709	$-	$5,103

Non GAAP measures:
EBITDA (2)	$94,530	$49,378	$(26,187)	$117,721
Adjusted EBITDA (1)	$98,925	$56,930	$(15,788)	$140,067

*Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the nine months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$14,747	$209	$-	$14,956
Consumer	64,910	2,103	-	67,013
Total	$79,657	$2,312	$-	$81,969

Fixed
Business	$55,939	$95,359	$-	$151,298
Consumer	129,356	66,033	-	195,389
Total	$185,295	$161,392	$-	$346,687

Carrier Services	$10,481	$89,539	$-	$100,020
Other	3,038	1,341	-	4,379

Total Communications Services	$278,471	$254,584	$-	$533,055

Construction	$-	$2,609	$-	$2,609

Managed services	$4,226	$8,637	$-	$12,863

Total Other	$4,226	$8,637	$-	$12,863

Total Revenue	$282,697	$265,830	$-	$548,527

Depreciation	$50,814	$56,052	$330	$107,196
Amortization of intangibles from acquisitions	$754	$5,161	$-	$5,915
Total operating expenses	$225,753	$308,682	$23,559	$557,994
Operating income (loss)	$56,944	$(42,852)	$(23,559)	$(9,467)
Net (income) loss attributable to non-controlling interests	$(8,467)	$14,526	$-	$6,059

Non GAAP measures:
EBITDA (2)	$108,512	$18,361	$(23,229)	$103,644
Adjusted EBITDA (1)	$94,808	$60,313	$(17,260)	$137,861

(1)See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2)See Table 5 for reconciliation of Operating Income to EBITDA

*Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended September 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$18,091	$382	$(8,643)	$9,830
Depreciation expense	14,198	17,886	854	32,938
Amortization of intangibles from acquisitions	238	975	-	1,213
EBITDA	$32,527	$19,243	$(7,789)	$43,981

Stock-based compensation	141	28	1,797	1,966
Transaction-related charges	-	-	444	444
Restructuring and reorganization expenses	577	344	1,069	1,990
(Gain) Loss on dispositions, transfers and contingent consideration	16	1,540	-	1,556
ADJUSTED EBITDA	$33,261	$21,155	$(4,479)	$49,937

For the three months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$12,853	$(44,333)	$(6,878)	$(38,358)
Depreciation expense	18,414	18,681	204	37,299
Amortization of intangibles from acquisitions	251	1,740	-	1,991
EBITDA	$31,518	$(23,912)	$(6,674)	$932

Stock-based compensation	102	157	1,571	1,830
Transaction-related charges	-	3,789	1	3,790
Restructuring and reorganization expenses	299	1,167	879	2,345
Goodwill impairment	-	35,269	-	35,269
(Gain) Loss on dispositions, transfers and contingent consideration	329	1,222	(47)	1,504
ADJUSTED EBITDA	$32,248	$17,692	$(4,270)	$45,670

For the nine months ended September 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$49,061	$(7,566)	$(28,765)	$12,730
Depreciation expense	44,729	54,020	2,578	101,327
Amortization of intangibles from acquisitions	740	2,924	-	3,664
EBITDA	$94,530	$49,378	$(26,187)	$117,721

Stock-based compensation	498	155	5,903	6,556
Transaction-related charges	-	-	2,072	2,072
Restructuring and reorganization expenses	3,468	2,835	2,424	8,727
(Gain) Loss on dispositions, transfers and contingent consideration	429	4,562	-	4,991
ADJUSTED EBITDA	$98,925	$56,930	$(15,788)	$140,067

For the nine months ended September 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$56,944	$(42,852)	$(23,559)	(9,467)
Depreciation expense	50,814	56,052	330	107,196
Amortization of intangibles from acquisitions	754	5,161	-	5,915
EBITDA	$108,512	$18,361	$(23,229)	$103,644

Stock-based compensation	319	484	5,718	6,521
Transaction-related charges	-	3,789	20	3,809
Restructuring and reorganization expenses	1,489	1,167	879	3,535
Goodwill impairment	-	35,269	-	35,269
(Gain) Loss on dispositions, transfers and contingent consideration	(15,512)	1,243	(648)	(14,917)
ADJUSTED EBITDA	$94,808	$60,313	$(17,260)	$137,861

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	September 30,	December 31,
	2025	2024
Current portion of long-term debt *	$9,851	$8,226
Long-term debt, net of current portion *	569,755	549,130
Total debt	$579,606	$557,356
Less: Cash, cash equivalents and restricted cash	119,640	89,244
Net Debt	$459,966	$468,112
Adjusted EBITDA - for the four quarters ended	$186,297	$184,084
Net Debt Ratio	2.47	2.54

* Excludes Customer receivable credit facility